SCHEDULE 14A INFORMATION

                         Proxy Statement Pursuant to Section 14(a) of
                    the Securities Exchange Act of 1934 (Amendment No. One) Filed by the Registrant |X|
Filed by the Party other than the Registrant |_|
Check the appropriate box:

[  ]    Preliminary Proxy Statement               |_| Confidential, for Use of
[x]     Definitive Proxy Statement                the Commission Only (as
[  ]    Definitive Additional Materials           permitted by Rule 14a-6(e)(2))
[  ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          PREMISYS COMMUNICATIONS, INC.
                (Name of Registrant as Specified in Its Charter)
                       ----------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]     No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1) Title of each class of securities to which transaction applies:


        2) Aggregate number of securities to which transaction applies:


        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).


        4) Proposed maximum aggregate value of transaction:


        5) Total fee paid:


[  ]       Fee paid previously with preliminary materials:


[  ]    Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:


        2)     Form, Schedule or Registration Statement No.:


        3)     Filing Party:


        4)     Date Filed:

                                    [PREMISYS LETTERHEAD]



                                       November 2, 1998



To Our Stockholders:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Premisys Communications, Inc. to be held at 48664 Milmont Drive, Fremont, California 94538 on Wednesday, December 9, 1998 at 1:00 p.m. P.S.T.

     The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Stockholders and Proxy Statement.

     It is important that you use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

     We look forward to seeing you at the meeting.

                              Sincerely,
                              /s/ John Hagedorn
                              John Hagedorn
                              Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary

                                Premisys Communications, Inc.

                                     48664 Milmont Drive
                                  Fremont, California 94538
                                         -----------

                           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To Our Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Premisys Communications, Inc. (the "Company") will be held at 48664 Milmont Drive, Fremont, California 94538, on Wednesday, December 9, 1998, at 1:00 p.m. P.S.T. for the following purposes:

     1. To elect directors of the Company, each to serve until the next Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier resignation or removal. The Company's Board of Directors intends to present the following nominees for election as directors:

                    Boris J. Auerbuch        Marino R. Polestra
                    Edward A. Keible, Jr.    Lip-Bu Tan
                    Raymond C. Lin           Nicholas J. Williams

2. To consider and vote upon a proposal to amend the Company's 1994 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 5,200,000 to 6,460,000.

     3. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Company for the current fiscal year.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on October 12, 1998 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                              By Order of the Board of Directors
                              /s/ John Hagedorn
                              John Hagedorn
                              Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary

Fremont, California
November 2, 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                          PREMISYS COMMUNICATIONS, INC.

                               48664 Milmont Drive
                            Fremont, California 94538
                                   -----------

                                 PROXY STATEMENT
                                   -----------

                                November 2, 1998

     The accompanying proxy is solicited on behalf of the Board of Directors of Premisys Communications, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at 48664 Milmont Drive, Fremont, California 94538, on December 9, 1998 at 1:00 p.m. P.S.T. (the "Meeting"). All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the nominees and the proposals set forth in the accompanying Notice of Meeting and this Proxy Statement. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about November 2, 1998. An annual report for the fiscal year ended June 30, 1998 is enclosed with this Proxy Statement.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

     Only holders of record of the Company's Common Stock at the close of business on October 12, 1998 will be entitled to vote at the Meeting. At the close of business on October 12, 1998, the Company had 25,289,324 shares of Common Stock outstanding and entitled to vote. A majority of the shares outstanding on the record date will constitute a quorum for the transaction of business. Holders of the Company's Common Stock are entitled to one vote for each share held as of the foregoing record date. Shares of Common Stock may not be voted cumulatively.

     Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Proposals No. 2 and 3 require for approval the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the proposal. All votes will be tabulated by the inspector of elections appointed for the Meeting who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but are not considered present and entitled to vote with respect to that matter.

     In the event that sufficient votes in favor of the proposals are not received by the date of the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Meeting.

     The expenses of soliciting proxies to be voted at the Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, telegraph or in person. The Company has retained a proxy solicitation firm, Corporate Investor Communications, Inc., to aid it in the solicitation process and will pay a fee of approximately $8,000 to such firm for such services. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of the Company's Common Stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

     If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services telephone voting program. This program provides eligible shareholders the opportunity to vote by telephone. If your bank or brokerage firm is participating in ADP's program, your voting form will provide instructions. If your voting form does not reference telephone information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided.

                             REVOCABILITY OF PROXIES

     Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a written instrument delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting or by attendance at the Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.



                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     At the Meeting, stockholders will elect directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until such directors' earlier resignation or removal. Immediately prior to the Meeting, the size of the Company's Board of Directors (the "Board")will be set at six members. Accordingly, six nominees will be elected at the Meeting to be the six directors of the Company. In the election of directors, each stockholder is entitled to one vote for each share of Common Stock held. Each share represented by the accompanying proxy will be voted for the election of the six nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. Shares of Common Stock may not be voted cumulatively. If any nominee for any reason is unable to serve, or for good cause, will not serve as a director, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or, for good cause, will not serve as a director.

Directors/Nominees

The names of the nominees, and certain information about them, are set forth below:


                                                                        Director
Name of Nominee        Age            Principal Occupation                Since

Boris J. Auerbuch      51    Senior Vice President and Chief Technical     1990
                             Officer of the Company

Edward A. Keible, Jr.  55    President, Chief Executive Officer and        1994
                             Director of Endgate Technology Corporation

Raymond C. Lin         43    Chairman of the Board of the Company          1990

Marino R. Polestra (1) 40    General Partner of Alta Partners              1992

Lip-Bu Tan (2)         38    General Partner of Walden Group               1990

Nicholas J. Williams   51    President and Chief Executive Officer         1998

(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.

     Mr. Auerbuch has been Senior Vice President and Chief Technical Officer and a Director of the Company since co-founding the Company in July 1990 and was Senior Vice President, Engineering of the Company between September 1993 and October 1996. Mr. Auerbuch holds Bachelor of Science and Master of Science degrees in electrical engineering from the Moscow Institute of Information and Technology, Russia.

     Mr. Keible has been a director of the Company since November 1994. Since January 1994, he has been President, Chief Executive Officer and a director of Endgate Technology Corporation, a telecommunications equipment manufacturer. From 1973 to June 1993, Mr. Keible held various positions at Raychem Corporation, an electronics manufacturer, most recently as Senior Vice President and General Manager, International Sector. Mr. Keible holds a Bachelor of Arts degree in engineering science, a Bachelor of Engineering degree in materials science and a Master of Engineering degree in materials science, all from Dartmouth College, and a Master in Business Administration degree from Harvard University. Mr. Keible is also a director of the American Electronics Association, an industry trade association.

     Mr. Lin has been a director of the Company since co-founding the Company in July 1990 and has served as a full-time employee and as Chairman of the Board of the Company since July 1998. Mr. Lin was Chief Executive Officer of the Company between July 1990 and July 1998. Mr. Lin holds a Bachelor of Science degree in civil engineering and a Master of Science degree in geotechnical engineering from the University of California, Berkeley.

     Mr. Polestra has been a director of the Company since March 1992. Since February 1996, Mr. Polestra has been a General Partner of Alta Partners, a venture capital firm. From February 1989 to February 1996, he was a Vice President of Burr, Egan, Deleage & Co., a venture capital firm. Mr. Polestra holds a Bachelor of Science degree in mechanical engineering from Cornell
University  and  a  Master  in  Business   Administration  degree  from  Indiana
University.

     Mr. Tan has been a director of the Company since its inception in July 1990. Since 1984, he has been a General Partner of Walden Group, a venture capital firm. Mr. Tan holds a Bachelor of Science degree in physics from Nanyang University, Singapore, a Master of Science degree in nuclear engineering from the Massachusetts Institute of Technology and a Master in Business Administration degree from the University of San Francisco.

     Mr. Williams has been Chief Executive Officer and a member of the Board of Directors of the Company since July 1998 and President of the Company since April 1997. Mr. Williams also served as Chief Operating Officer of the Company between April 1997 and July 1998. From 1993 until his move to Premisys, Mr. Williams was Vice President and General Manager, International of Tellabs, Inc., a telecommunications company, where he contributed to the growth of multiple product lines, including the DXX and wireless products. Prior to joining Tellabs in 1993, he held positions of Vice President and General Manager of Advanced Technology Division and Vice President of North American Sales at AT&T Paradyne, a telecommunications equipment company, and his earlier experience included management positions at IBM. Mr. Williams holds a Bachelor of Science degree in operations analysis and math from the U.S. Naval Academy.

Board of Directors' Meetings and Committees

     The Board met seven times, including telephone conference meetings, during fiscal 1998. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all committees of the Board on which such director served (during the period that such director served).

     Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

     Messrs.  Morgenthaler  and  Polestra  are the current  members of the Audit
Committee and served on the Audit Committee throughout fiscal 1998. A replacement for Mr. Morgenthaler will be named by the Board on or about the time of the Meeting to the Audit Committee effective as of the date of the Meeting. The Audit Committee met four times during fiscal 1998. The Audit Committee meets with the Company's independent accountants: to review the adequacy of the Company's internal control systems and financial reporting procedures; to review the general scope of the Company's annual audit and the fees charged by the independent accountants; to review and monitor the performance of non-audit services by the Company's auditors; to review the fairness of any proposed transaction between any officer, director or other affiliate of the Company and the Company, and after such review, make recommendations to the full Board; and to perform such further functions as may be required by any stock exchange or over-the-counter market upon which the Company's Common Stock may be listed.

     Messrs. Morgenthaler and Tan are the current members of the Compensation Committee and served on the Compensation Committee throughout fiscal 1998. A replacement for Mr. Morgenthaler will be named by the Board on or about the time of the Meeting to the Compensation Committee effective as of the date of the Meeting. The Compensation Committee met six times during fiscal 1998. The Compensation Committee recommends compensation for officers and certain other employees of the Company, grants options and stock awards under the Company's employee benefit plans (other than grants to non-officers of options to purchase no more than 20,000 shares in a fiscal year, pursuant to guidelines established by the Compensation Committee, which may be made by Mr. Williams, the Company's President and Chief Executive Officer) and reviews and recommends adoption of and amendments to stock option and employee benefit plans.

Director Compensation

     Directors of the Company do not receive cash compensation for their services but are reimbursed for their reasonable expenses in attending meetings of the Board of Directors. All members of the Board of Directors who are not also employees of the Company, or of a parent, subsidiary or affiliate of the Company, are eligible to receive options under the 1995 Directors Stock Option Plan (the "Directors Plan"). Each non-employee director who was a member of the Board on the effective date (the "Effective Date") of the Company's initial public offering of its Common Stock was automatically granted an option to purchase 24,000 shares of Common Stock under the Directors Plan (the "Initial Grant"), provided that such directors had not previously received options by virtue of being a member of the Board of Directors. Non-employee directors who become members of the Board after the Effective Date and do not otherwise receive options in connection with their service on the Board also receive
Initial Grants. On each anniversary of a director's Initial Grant (or the anniversary of the director's election to the Board in the case of directors who did not receive Initial Grants), each non-employee director will be automatically granted an option to purchase 6,000 shares of Common Stock under the Directors Plan. During fiscal 1998, the following stock options to purchase shares of the Company's Common Stock were granted under the Directors Plan:

                        Option Grants during Fiscal 1998

     Optionee            No. of Options   Option Exercise Price   Date of Grant

     Edward Keible . . .     6,000              $26.75             Nov.24, 1997

     Robert Hawk . . . .     6,000              $27.125          March 16, 1998

     Gary Morgenthaler .     6,000              $27.9375          April 7, 1998

     Marino Polestra . .     6,000              $27.9375          April 7, 1998

     Lip-Bu Tan . . .  .     6,000              $27.9375          April 7, 1998


                 THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
                         EACH OF THE NOMINATED DIRECTORS





                  PROPOSAL NO. 2 - APPROVAL OF AMENDMENT TO THE
                             1994 STOCK OPTION PLAN


     Stockholders are being asked to approve an amendment to the Company's 1994 Stock Option Plan (the "1994 Plan") to increase the number of shares of Common Stock reserved for issuance thereunder from 5,200,000 shares to 6,460,000 shares (an increase of 1,260,000 shares).

     The Board of Directors of the Company (the "Board") approved the proposed amendment described above on September 17, 1998 to be effective upon stockholder approval thereof. Stockholder approval of the amendment requires the affirmative vote of a majority of the Company's voting shares that are present in person or represented by proxy and entitled to vote at the Meeting.

     Below is a summary of the principal provisions of the 1994 Plan, assuming approval of the above amendment. This summary is not necessarily complete, and reference is made to the full text of the Stock Option Plan.

                             1994 Stock Option Plan

Stock Option Plan History

     The Board adopted the 1994 Plan in November 1994, and it was approved by stockholders in February 1995. The purpose of the 1994 Plan is to attract, retain and provide equity incentives to selected persons to promote the financial success of the Company through awards of stock options. The 1994 Plan was amended by the Board in September 1995 to increase the number of shares reserved for issuance thereunder from 2,000,000 to 4,000,000 shares (as adjusted for the Company's 100% stock dividend effected in December 1995.) The Company's stockholders approved this amendment in December 1995. The Plan was further amended by the Board in September 1997 to increase the number of shares reserved for issuance thereunder to 5,200,000 shares. Stockholders approved this amendment in December 1997. The Board also approved certain amendments to the 1994 Plan on October 13, 1997 to reflect certain amendments adopted to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the initial adoption of the 1994 Plan. As indicated above, the Board approved a proposed amendment to increase the shares reserved for issuance under the 1994 Plan from 5,200,000 to 6,460,000 in September 1998.


Shares Subject to the 1994 Plan

     An aggregate of 6,460,000 shares (assuming approval of the proposed amendment) of the Common Stock of the Company have been reserved by the Board for issuance under the 1994 Plan. If any option granted pursuant to the 1994 Plan expires or terminates for any reason without being exercised in whole or in part, the shares released from such option will again become available for grant and purchase under the 1994 Plan. As of October 12, 1998, 1,549,783 options to purchase shares under the 1994 Plan have been canceled or become unexercisable (excluding options that were amended to effect repricing). Pursuant to the terms of the 1994 Plan, such options upon cancellation were returned to the shares reserved for issuance under the 1994 Plan.


Administration

     The 1994 Plan is administered by the Compensation Committee (the "Committee"), the members of which are appointed by the Board. The Committee currently consists of Gary J. Morgenthaler and Lip-Bu Tan, both of whom are "non-employee directors", as that term is defined in the Exchange Act, and "outside directors", as that term is defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). As indicated above, a replacement for Mr. Morgenthaler will be named by the Board on or about the time of the Meeting to the Compensation Committee effective as of the date of the Meeting.

     Subject to the terms of the 1994 Plan, the Committee determines the persons who are to receive options, the number of shares subject to each such option and the terms and conditions of each such option. However, Nicholas J. Williams, a director and President and Chief Executive Officer of the Company, is also authorized to make grants of options to non-officer employees to purchase no more than 20,000 shares in any one fiscal year pursuant to guidelines established by the Committee. The Committee has the authority to construe and interpret any of the provisions of the 1994 Plan or any options granted thereunder, which interpretation is final and conclusive.

Eligibility

     Options may be granted under the 1994 Plan to employees, officers, directors, consultants and advisors of the Company, or any parent, subsidiary or affiliate of the Company. The Compensation Committee (the "Committee") in its sole discretion selects the recipients of stock options (the "Optionees"), subject to the authority of Nicholas Williams to make certain grants as described above. The maximum number of shares that may be issued to any one Optionee under the 1994 Plan is 1,000,000 shares. As of October 12, 1998, approximately 330 persons were eligible to receive options under the 1994 Plan, 682,998 shares of common stock had been issued upon exercise of options and 4,370,766 shares were subject to outstanding options. As of that date, 1,406,236 shares were available for future option grants, including the proposed increase. The closing price of the Company's Common Stock on the Nasdaq National Market as of that date was $7.00 per share. Over the term of the 1994 Plan through June 30, 1998, the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company during fiscal 1998 (the "Named Executive Officers") have been granted options under the 1994 Plan to purchase shares of Common Stock as follows: Raymond C. Lin - 550,000 shares, Riley R. Willcox - 185,000 shares, Nicholas J. Williams- 300,000 shares, Boris
J. Auerbuch - 359,000 shares and Andrew Aczel - 300,000 shares. During that same time period, the Company's current executive officers as a group have been granted options to purchase an aggregate of 1,816,693 shares, and all employees as a group, other than current executive officers, have been granted options to purchase an aggregate of 3,708,604 shares under the 1994 Plan. During that same time period, the Company's current directors as a group, other than executive officers, have been granted 62,500 options under the 1994 Plan. These shares represent a grant made to Robert Hawk, one of the Company's directors, prior to its initial public offering. As the Company's executive officers and directors are eligible to participate in the 1994 Plan, they may have an interest in the proposed amendment to increase the number of shares authorized for issuance thereunder.

Stock Options

     Options granted under the 1994 Plan may be incentive stock options ("ISOs") within the meaning of Section 422 of the Code, or nonqualified stock options ("NQSOs"); however, only employees of the Company, or of a parent or subsidiary of the Company, may be granted ISOs. Options under the 1994 Plan have a maximum term of ten (10) years after the date of grant for holders of 10% or less of the outstanding capital stock of the Company, or any parent or subsidiary of the Company. The option term is limited to five (5) years for holders of more than 10% of such stock.

     The option exercise price of an ISO granted under the 1994 Plan may not be less than the fair market value (as defined in the 1994 Plan) of the Common Stock of the Company on the date of grant, except that for an option granted to a person holding more than 10% of the total combined voting power of all classes of capital stock of the Company or any parent or subsidiary of the Company, the exercise price must be not less than 110% of such fair market value. The exercise price of an NQSO granted under the 1994 Plan may not be less than 85% of the fair market value of the Common Stock of the Company on the date of grant. To date, the Company has not granted options under the 1994 Plan at less than fair market value.

     The exercise of options granted under the 1994 Plan, plus any applicable income tax withholding, may be paid (1) in cash (by check); or where permitted by law and approved by the Committee, in its sole discretion, at the time of grant (2) by cancellation of indebtedness of the Company to the Optionee; (3) by surrender of shares of the Company's Common Stock owned by the Optionee for more than six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (4) by tender of a full recourse promissory note; (5) by waiver of compensation due to or accrued by the Optionee for services rendered; (6) by a "same-day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer"); (8) by a "margin" commitment from the Optionee and a NASD Dealer; or (9) by any combination of the foregoing.

Mergers, Consolidations, Change of Control

     In the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all the assets of the Company or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent options in exchange for those granted under the 1994 Plan or provide substantially similar consideration, shares or other property subject to repurchase restrictions no less favorable to Optionees under the 1994 Plan. In the event that the successor corporation, if any, does not assume or substitute the options, the options shall expire on such transaction at the time and upon the conditions as the Committee determines.

Amendment of the 1994 Plan

     The Committee may at any time amend or terminate the 1994 Plan, including amendment of any form of grant, exercise agreement or instrument to be executed pursuant to the 1994 Plan. However, the Committee may not amend the 1994 Plan in any manner that requires shareholder approval pursuant to the Code or the regulations promulgated thereunder.


Term of the 1994 Plan

     The 1994 Plan will terminate in November 2004, ten (10) years from the date the 1994 Plan was adopted by the Board.

Federal Income Tax Information

     THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND OPTIONEES ASSOCIATED WITH STOCK OPTIONS GRANTED UNDER THE 1994 PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY OPTIONEE WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH OPTIONEE HAS BEEN, AND IS, ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE 1994 PLAN.

     Incentive Stock Options. The Optionee will not recognize income upon grant of an ISO and will not incur tax on its exercise (unless the Optionee is subject to the alternative minimum tax described below). If the Optionee holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the Optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO
Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO shares.

     If the Optionee disposes of ISO Shares prior to the expiration of either required holding period described above (a "disqualifying disposition"), then gain realized upon such disqualifying disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income to the Optionee. Any additional gain will be capital gain, taxed at a rate dependent upon the amount of time the ISO Shares were held by the Optionee.

     Alternative Minimum Tax. The difference between the fair market value of the ISO shares on the date of exercise and the exercise price is an adjustment to income for purposes of the alternative minimum tax (the "AMT"). The AMT (imposed to the extent it exceeds the taxpayer's regular income tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). A maximum 20% AMT rate applies to the portion of alternative minimum taxable income that would normally be taxed as net capital gain. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO shares on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount ($45,000 in the case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO shares. Also, upon a sale of ISO shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of fair market value of the ISO shares at exercise over the amount paid for the ISO shares.

     Nonqualified Stock Options. An Optionee will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO the Optionee generally must include in income as compensation an amount equal to the difference between the fair market value of the shares purchased on the date of exercise and the Optionee's exercise price. The included amount will be treated as ordinary income by the Optionee and may be subject to income tax and FICA withholding by the Company (either by payment in cash or withholding out of the Optionee's salary). Upon resale of the NQSO shares by the Optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

    Maximum Tax Rates. The maximum tax rate applicable to ordinary income is 39.6%. Long-term capital gain will be taxed at a maximum of 20%. For this purpose, in order to receive long-term capital gain treatment, the shares must be held for more than twelve months. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be annually against ordinary income.


    Tax Treatment of the Company The Company will be entitled to a deduction in connection with the exercise of a NQSO by a domestic employee or director to the extent that the Optionee recognizes ordinary income and the Company withholds tax. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the Optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares.


     ERISA. The 1994 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").


                    THE BOARD RECOMMENDS A VOTE FOR APPROVAL
                 OF THE AMENDMENT TO THE 1994 STOCK OPTION PLAN

                        PROPOSAL NO. 3 - RATIFICATION OF
                             INDEPENDENT ACCOUNTANTS


        The Company has selected PricewaterhouseCoopers LLP as its independent accountants to perform the audit of the Company's financial statements for fiscal 1998, and the stockholders are being asked to ratify such selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting, will have the opportunity to make a statement at the Meeting if they desire to do so and are expected to be available to respond to appropriate questions.


                THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION
                 OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of October 12, 1998, with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director and nominee, (iii) the Chief Executive Officer of the Company and each of the Company's four most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers at the end of fiscal 1998 (together, the "Named Executive Officers") and (iv) all current directors and executive officers as a group.



                                                                   Percent of
                                         Amount and Nature of     Outstanding
Name and Address of Beneficial Owner   Beneficial Ownership (1)  Common Stock(1)

T. Rowe Price Associates, Inc.(2)
T. Rowe Price New Horizons Fund Inc......    2,805,300                11.1

Zweig-DiMenna Partners, L.P.(3)
Zweig-DiMenna International, Limited
Zweig-DiMenna International Managers, Inc.
Zweig-DiMenna Special Opportunities, L.P.
Zweig-DiMenna Gotham Advisors, Inc.......    2,050,900                 8.1

Columbus Circle Investors (4)............    1,393,400                 5.5

Putnam Investments, Inc. (5)
Marsh & McLennan Companies, Inc.
Putnam Investment Management, Inc.
The Putnam Advisory Company, Inc........     1,376,100                 5.4

Barclays Global Investors, N.A.. (6)....     1,350,483                 5.3

Pilgrim Baxter and Associates, Ltd (7)..     1,309,300                 5.2

Raymond C. Lin (8)......................       684,518                 2.7

Boris J. Auerbuch (9)...................       296,836                 1.2

Nicholas J. Williams (10)...............       110,027                 *

Lip-Bu Tan (11)
Seed Ventures Limited...................        99,614                 *

Gary J. Morgenthaler (12)...............        83,815                 *

Andrew Aczel (13).......................        56,417                 *

Robert C. Hawk (14).....................        45,195                 *

Riley R. Willcox (15)...................        31,810                 *

Edward A. Keible, Jr. (16)..............        26,430                 *

Marino R. Polestra (17).................         4,000                 *

All current executive officers and directors
 as a group (13 persons) (18)...........     1,620,412                 6.4
---------------------

*    Less than 1%

(1) Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of October 12, 1998, are deemed to be outstanding and to be beneficially owned by the person holding such option for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Represents 1,405,300 shares held of record by T. Rowe Price Associates, Inc. and 1,400,000 shares held of record by T. Rowe Price New Horizons Fund, Inc. The address of T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund is 100 East Pratt Street, Baltimore, MD 21202. The aforementioned entities filed a Form 13G with the Securities and Exchange Commission on August 10, 1998 with respect to the shares set forth herein and upon which the information included herein is based.

(3) Represents 1,051,100 shares held of record by Zweig-DiMenna International, Limited, 430,700 shares held of record by Zweig-DiMenna Partners, L.P., 278,000 shares held of record by Zweig-DiMenna Special Opportunities, L.P., 193,700 shares held of record by Zweig-DiMenna International Managers, Inc., and 97,400 shares held of record by Zweig-DiMenna Gotham Advisors, Inc. The address of all such entities is 900 Third Avenue, 30th Floor, New York, NY 10022. The aforementioned entities filed a Form 13G with the Securities and Exchange Commission on April 9, 1998 with respect to the shares set forth herein and upon which the information included herein is based.

(4) Columbus Circle Investors filed a Form 13F with the Securities and Exchange Commission on June 30, 1998 with respect to the shares set forth herein and upon which the information included herein is based.

(5) Represents 1,296,400 shares held of record by Putnam Investment Management, Inc. (PIM) and 79,700 shares held of record by The Putnam Advisory Company, Inc. (PAC). PIM and PAC are registered investment advisers under the Investment Advisers Act of 1940 and are both wholly-owned subsidiaries of Putnam Investments, Inc. ("PI") which is a wholly owned subsidiary of Marsh and McLennan Companies, Inc. ("MMC"). PI shares voting and dispositive power over shares held by PIM and PAC. The address of each of PI, PIM and PAC is One Post Office Square, Boston, MA 02109. The address of MMC is 1166 Avenue of the Americas, New York, NY 10036. The aforementioned entities filed a Form 13G/A with the Securities and Exchange Commission on October 9, 1998 with respect to the shares set forth herein and upon which the information included herein is based. MMC disclaims beneficial ownership of the shares held by PIM and PAC.

(6) Barclays Global Investors, N.A. filed a Form 13F with the Securities and Exchange Commission on June 30, 1998 with respect to the shares set forth herein and upon which the information included herein is based. The address of Barclays Global Investors, N.A. is 45 Fremont Street, 17th Floor, San Francisco, CA 94105.

(7) Pilgrim Baxter and Associates, Ltd. filed a Form 13F with the Securities and Exchange Commission on June 30, 1998 with respect to the shares set forth herein and upon which the information included herein is based. The address of Pilgrim Baxter and Associates, Ltd. Is 825 Duportail Road, Wayne, PA 19087.

(8) Includes 285,521 shares subject to options exercisable within 60 days of October 12, 1998. Mr. Lin is Chairman of the Board of the Company.

(9) Includes 28,792 shares subject to options exercisable within 60 days of October 12, 1998. Mr. Boris Auerbuch is the Senior Vice President and Chief Technical Officer and a director of the Company.

(10) Represents 110,027 shares subject to options exercisable within 60 days of October 12, 1998. Mr. Williams is President and Chief Executive Officer of the Company.

(11) Includes 54,404 shares held of record by Seed Ventures Limited ("Seed"), 21,210 shares held by the Lip-bu Tan and Ysa Loo Trust (the "Trust"), 1,000 shares held by a managed retirement account for the benefit of Mr. Tan, 500 shares held directly by Mr. Tan and 22,500 shares subject to options held by Mr. Tan which are exercisable within 60 days of October 12, 1998. Mr. Tan is Chairman of Seed and a trustee and beneficiary of the Trust. Mr. Tan disclaims beneficial ownership of all shares held by Seed, except to the extent of his pecuniary interest therein.

(12) Represents 43,023 shares held by Gary M. Morgenthaler, 15,800 shares held by the Morgenthaler Management Corporations 401(k) Retirement Plan for the account of Mr. Morgenthaler, 2,492 shares representing Mr. Morgenthaler's proportionate interest in the Morgenthaler family partnership and 22,500 shares subject to options held by Mr. Morgenthaler exercisable with 60 days of October 12, 1998. Mr. Morgenthaler is currently a director of the Company but is not standing for re-election as a director at the meeting.

(13) Represents 56,417 shares subject to options exercisable within 60 days of October 12, 1998. Mr. Aczel resigned as the Company's Senior Vice President, Engineering effective October 30, 1998.

(14) Represents 44,195 shares subject to options exercisable within 60 days of October 12, 1998 and 1,000 shares held of record. Mr. Hawk is currently a director of the Company but is not standing for re-election as a director at the Meeting.

(15) Represents 17,353 shares subject to options exercisable within 60 days of October 12, 1998 and 14,477 shares held of record. Mr. Willcox was Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary of the Company until his retirement on August 3, 1998 and currently serves as a part-time employee of the Company.

(16) Represents 26,300 shares subject to options exercisable within 60 days of October 12, 1998and 130 shares held of record. Mr. Keible is a director of the Company.

(17) Represents 3,000 shares subject to options exercisable within 60 days of October 12, 1998 and 1,000 shares held of record. Mr. Polestra is a director of the Company.

(18)  Includes the shares referenced in footnotes (8) through (12),(14),(16) and
      (17), 20,487 additional shares and 226,970 additional shares subject to options exercisable within 60 days of October 12, 1998.



                               EXECUTIVE OFFICERS

     The current executive officers of the Company, and their ages, as of November 2, 1998, are as follows:


   Name                  Age  Position

   Raymond C. Lin        44   Chairman of the Board
   Nicholas J. Williams  51   President and Chief Executive Officer
   Boris J. Auerbuch     52   Senior Vice President, Chief Technical
                              Officer and Director
   Robert A. Fyffe       44   Senior Vice President, Sales and Marketing
   John J. Hagedorn      57   Senior Vice President, Finance and Administration,
                              Chief Financial Officer and Secretary
   Robert W. Dilfer      54   Vice President and Controller
   Antonio Flores        38   Senior Vice President, Operations
   Peter Hauser          45   Vice President, International


 ........For  information  regarding  the  positions and offices with the Company held by Messrs. Lin, Williams and Auerbuch, please refer to the discussion regarding nominees for election as directors in "Directors/Nominees" under Proposal No. 1 above.

 ........Mr.  Fyffe  has been the  Company's  Senior  Vice  President,  Sales and
Marketing since July 1998 and was the Company's Vice President North America Sales from October 1997 to July 1998. He was the Company's Vice President, U.S. Sales from July 1996 until September 1997. From September 1990 to July 1993, he was Area Vice President of Sales of Telco Systems, Inc., a telecommunications equipment manufacturing company. Mr. Fyffe holds a Bachelor of Computer Science degree from ITT Technical Institute.

 ........Mr. Hagedorn  joined the  Company as Senior Vice President,  Finance and
Administration and Chief Financial Officer and Secretary in August 1998. He was previously the Chief Financial Officer of C-Cube Microsystems Inc. ("C-Cube"), a manufacturer of digital video semiconductors and systems, from April 1997 to July 1998. Prior to joining C-Cube, he held CFO positions at IC WORKS, a semiconductor manufacturing company, from 1994 to 1997 and at Data I/O, a manufacturer of electronic programming systems, from 1987 to 1993. Mr. Hagedorn began his high tech career at Intel in 1983. He served as Chief Financial Officer for Intel Europe from 1986 to 1987. Mr. Hagedorn holds a Bachelor of Science degree in Industrial Administration from Yale University and a Master of Business Administration degree from Harvard University.

 ........Mr.  Dilfer has been Vice  President and Controller of the Company since
July 1992. From July 1980 to June 1992, he held various controller positions at Signetics Corporation, a semiconductor company. Mr. Dilfer holds a Bachelor of Science degree in industrial engineering, a Master of Science degree in industrial engineering and a Master of Business Administration degree, all from Stanford University.

 ........Mr.  Flores  became Senior Vice  President,  Operations in July 1998. He served as Vice President, Operations of the Company from July 1991 to July 1998. From April 1989 to June 1991, he was Director of Manufacturing of Telco, where
he  directed  both  domestic  and  offshore  production.   Mr.  Flores  holds  a
certificate of management from Mission College and an Associate of Science degree in electronics from Monterey Peninsula College.

     ........Mr.  Hauser  joined the Company in January 1998 as Vice  President,
International Sales. Prior to joining the Company, Mr. Hauser held positions as Area Vice President with General Datacomm International, a telecommunications company, from 1993 to 1997 focusing on Europe, Africa and the Middle East, General Manager at Ascom Enterprise Networks/Ascom Timeplex, a Swiss telecommunications and service automation company, from 1988 to 1992 and earlier management positions with Texas Instruments, a manufacturer of digital signal processing solutions, from 1980 to 1987. Mr. Hauser holds a degree in Computer Sciences from the University of Zurich and a Master of Business Administration degree from the University of Boston.

                             EXECUTIVE COMPENSATION

        The following table sets forth all compensation awarded to or earned or paid for services rendered in all capacities to the Company by the Company's Named Executive Officers during fiscal 1996, 1997 and 1998. This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, whether paid or deferred.

                           Summary Compensation Table

                                                                              Long-Term
                                                                             Compensation
                                                Annual Compensation             Awards
                                                                             ------------

                                                                     Other Annual     Securities   All Other
Name and Principal Position                                          Compensation     Underlying  Compensation
during Fiscal 1998              Year    Salary ($)   Bonus (1)($)        (2)           Options      (3) ($)
---------------------------     ----    ----------   ------------    ------------     ----------  ------------

Raymond C. Lin (4)...........   1998    $275,000     $160,000                 --        220,000        $800
Chief Executive Officer         1997     275,000     110,213                  --        230,000         800
                                1996     200,000     200,000                  --             --       1,200

Nicholas J. Williams (4).....   1998     225,000     105,000             325,000             --          --
President and Chief             1997      34,615          --              81,250        300,000          --
Operating Officer               1996          --          --                  --             --          --

Riley R. Willcox (5).........   1998     185,000      75,272                  --         25,000         800
Senior Vice President,          1997     185,000      37,072                  --        120,000         800
Finance and                     1996     154,000     107,800                  --             --       1,200
Administration and Chief
Financial Officer

Andrew Aczel(6)..............   1998     180,000      66,268              32,506         60,000         800
Senior Vice President,          1997      24,645      25,000              18,960        230,000         800
Engineering                     1996          --          --                  --             --          --

Boris J. Auerbuch............   1998     180,000      70,166                  --        105,000         800
Senior Vice President and       1997     180,000      35,082                  --        110,000         800
Chief Technology Officer        1996     150,000      89,782                  --             --       1,200
-----------

(1) Bonus amounts in respect of the fiscal years indicated are paid in two installments in the month of January of the relevant fiscal year and the month of July following the end of such fiscal year. The Company did not pay a bonus in July 1997 for the second half of fiscal 1997.
(2) The amounts  paid to Mr.  Williams  in both fiscal 1997 and 1998  represent
    compensation   provided  under  Mr.  Williams'   employment   contract  for
    relinquishment by Mr. Williams of certain unvested options in another entity when Mr. Williams joined the Company, and the amounts paid to Mr. Aczel in fiscal 1997 and 1998 represent housing assistance paid to Mr. Aczel pursuant to his employment contract. See "Employment Agreements."
(3) Represents the Company's 401(k) Plan matching contribution of $800 per employee per plan year except that the amount for fiscal 1996 includes an additional $400 paid for the 1995 plan year.
(4) Mr. Lin resigned as Chief Executive Officer in July 1998 and at such time became the Company's full-time Chairman of the Board. Mr. Williams was appointed as Chief Executive Officer of the Company at that time. Mr. Williams joined the Company in April 1997.
(5) Mr. Willcox resigned his position as Senior Vice President, Finance and Administration and Chief Financial Officer of the Company effective August 3, 1998 and is currently a part-time employee of the Company. John J. Hagedorn was hired as of that date to fill such position. See "Employment Agreements."
(6) Mr. Aczel resigned as the Company's Senior Vice President, Engineering effective October 30, 1998.

                          Option Grants in Fiscal 1998

        The following table sets forth information regarding option grants to Named Executive Officers in fiscal 1998. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their ten-year term. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted to the end of the option terms.

                          Option Grants in Fiscal 1998

                                    Individual Grants
                       --------------------------------------------------------

                        Number of     Percent of                                    Potential Realizable Value at
                       Securities    Total Options                                  Assumed Annual Rates of Stock
                       Underlying     Granted to                                    Price Appreciation for Option
                        Options      Employees in   Exercise Price    Expiration               Term (2)
        Name           Granted (1)    Fiscal 1998     Per Share         Date            5%              10%
---------------------- -----------   ------------- ----------------   ---------     -----------------------------

Raymond C. Lin....       60,000           3.5         $25.4375         9/30/2007      $959,850      $2,432,450
                        160,000           9.2          24.9063         5/31/2008     2,506,145       6,351,064

Nicholas J. Williams         --            --               --                --            --              --

Riley R. Wilcox...       25,000           1.4          25.4375         9/30/2007       399,938         171,772

Boris J. Auerbuch.       25,000           1.4          25.4375         9/30/2007       399,938       1,013,521
                         80,000           4.6          24.9063         5/31/2008     1,253,073         391,463

Andrew Aczel......       60,000           3.5          24.9063         5/31/2008       939,804       2,381,649

(1) The options shown in the table were granted at fair market value and become exercisable with respect to 2.083% of the shares for each full month that the optionee renders services to the Company after the date of grant. The options shown in the table will expire ten years from the date of grant, subject to earlier termination upon termination of employment.

(2) The assumed annual compound rates of stock price appreciation included in the table are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock prices.

     On July 28, 1998, options to purchase 125,000 shares of Common Stock were granted to Mr. Williams at an exercise price of $18.9375 per share. In addition, subsequent to the end of fiscal 1998, other executive officers were granted options to purchase an aggregate of 455,000 of the Company's Common Stock. On September 1, 1998, Mr. Williams voluntarily surrendered, for no value or exchange of options, options to purchase 100,000 shares of the Company's Common Stock which had been granted on July 28, 1998. In addition, on such date, Mr. Lin voluntarily surrendered, for no value or exchange of options, options to purchase 160,000 shares, Mr. Willcox voluntarily surrendered, for no value or exchange of options, options to purchase 80,000 shares and Mr. Auerbuch voluntarily surrendered, for no value or exchange of options, options to purchase 80,000 shares, all of which had been granted on August 21, 1996, and had exercise prices of $32.00 per share. Mr. Aczel also voluntarily surrendered, on such date, for no value or exchange of options, options to purchase 50,000 shares granted on October 21, 1996 at a price of $51.00 per share. All surrendered shares were returned to the share reserve under the 1994 Plan and became available for future grants.


      Aggregate Option Exercises in Fiscal 1998 and Fiscal Year-End Values

        The following table sets forth certain information concerning the exercise of options by each of the Named Executive Officers during fiscal 1998, including the aggregate amount of gains realized on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of June 26, 1998. Also reported are values of "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and $25.875 per share, which was the closing price of the Company's Common Stock as reported on the Nasdaq National Market on June 26, 1998.



                                                  Number of Securities         Value of Unexercised
                        Shares                   Underlying Unexercised        In-the-Money Options
                      Acquired on    Value     Options at Fiscal Year-End      at Fiscal Year-End
Name                   Exercise    Realized(1) Exercisable  Unexercisable  Exercisable Unexercisable

Raymond C. Lin......        --     $       --    311,565       367,081      5,138,634    1,525,329

Riley R. Willcox....   108,540      2,757,845     39,053       100,207         90,450      677,017

Nicholas J. Williams    10,000        211,313     77,500       212,500      1,327,188    3,639,063

Boris J. Auerbuch...        --             --    145,461       193,249      2,188,253    1,057,976

Andrew Aczel........    14,000        278,875     63,025       212,975        535,500    1,978,125

(1) "Value Realized" represents the fair market value of the shares of Common Stock underlying the option on the date of exercise less the aggregate exercise price of the option.


                              EMPLOYMENT AGREEMENTS

     On March 12, 1992, Premisys Holdings Communications Inc. ("Premisys Holdings") entered into a Founders Agreement with Raymond C. Lin and Boris J. Auerbuch, which replaced earlier agreements dated September 10, 1990 between Messrs. Lin and Auerbuch and Premisys Communications, Inc., a California corporation. This Founders Agreement established salaries for Messrs. Lin and Auerbuch as officers of the Company and provided for a bonus pool for those founders and other key employees through fiscal 1995. In connection with this Founders Agreement, Premisys Holdings granted options to each of Messrs. Lin and Boris Auerbuch to purchase 525,000 shares, each with an exercise price of $.10 per share. Vesting for the options commenced on the officers' initial dates of employment with the Company. Such options are fully vested and have been exercised in full. Finally, the Founders Agreement provides for three months' severance pay at full salary except in limited instances and prohibits them for three years following termination of employment from interfering with any of the Company's supply relationships and from soliciting any employees of the Company to leave.

     In September 1996, the Company hired Andrew Aczel as Senior Vice President, Engineering of the Company, commencing on October 21, 1996. Mr. Aczel's employment agreement provided for the payment of an annual base salary of $160,000 through fiscal 1997, payment of a signing bonus of $25,000, participation in the management incentive bonus program commencing in fiscal 1997 at 40% of his salary contingent upon the Company meeting its fiscal 1997 objectives and Mr. Aczel meeting his individual goals. With respect to this bonus program participation, $32,000 of the bonus was guaranteed and paid in January 1997. Mr. Aczel's employment agreement also included payment of various expenses associated with his relocation to California, including $75,000 in mortgage assistance to Mr. Aczel over three years. Mr. Aczel is also entitled to participate in the other employee benefit program offered by the Company. The Company has agreed to provide Mr. Aczel with a nine month salary extension in the event his employment with the Company is terminated without cause. In connection with his initial employment, Mr. Aczel was granted certain stock options, as contemplated by the agreement. Mr. Aczel resigned his position with the Company effective October 30, 1998.

     In April 1997,  the Company  hired  Nicholas J.  Williams as President  and
Chief Operating Officer of the Company, commencing on April 21, 1997. Mr. Williams' employment agreement provided for the payment of an annual base salary of $225,000 through fiscal 1997, and participation in the management incentive bonus program commencing in fiscal 1998 at 40% of his base salary contingent upon the Company achieving its goals for fiscal 1998. Mr. Williams' employment agreement also included payment of various expenses associated with his relocation to California, including $162,500 of mortgage assistance over four years. Mr. Williams is also entitled to participate in the other employee benefit programs offered by the Company. In addition, the Company agreed to pay Mr. Williams a total of $1,300,000 on a quarterly basis over four years ($81,250 per quarter) as compensation for relinquishing certain unvested stock options granted to Mr. Williams by his prior employer so long as he remains employed with the Company. In connection with his initial employment, Mr. Williams was also granted certain stock options, as contemplated by the agreement.

     In July 1998, the Company hired John J. Hagedorn as Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary of the Company commencing on August 3, 1998. Mr. Hagedorn's employment agreement provided for the payment of an annual base salary of $200,000 through fiscal 1999, participation in the management incentive bonus program for 1999 at 45% of his salary and participation in the Company's other employee benefits program. In addition, the employment agreement provided for the grant of stock options to purchase 200,000 shares of the Company's stock that vest 25% after his first year of service and monthly thereafter until fully vested after four years. The Company has agreed to provide Mr. Hagedorn with a twelve month salary extension and to accelerate vesting of his stock options in the event his employment with the Company is terminated due to an acquisition in which he is not named Chief Financial Officer of the resulting entity.

        In July 1998, the Company entered into a part-time employment agreement with Riley R. Willcox in connection with his resignation as the Company's Senior Vice President, Finance and Administration and Chief Financial Officer. The agreement provides that effective September 1, 1998 through March 30, 1999, Mr. Willcox will work part-time for an annual salary of $50,000. The agreement also provides that Mr. Willcox will be entitled to receive a pro rated portion of the bonus that would have been due to him for his work as the Company's Chief Financial Officer through August 31, 1998 under the Company's Incentive Program. The agreement provides that Mr. Willcox remains entitled to certain employee benefits during his part-time employment, including the continued vesting of his outstanding stock options. The agreement restricts Mr. Willcox from accepting full-time employment with any other company during the term of his part-time employment with Premisys and from taking consulting arrangements with or serving on the Board of Directors of competitors of the Company during such time.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1998, the Compensation Committee consisted of Messrs. Morgenthaler and Tan. Neither of such directors have ever been an officer of the Company. No executive officer of the Company served on the Compensation Committee of another entity or on any other committee of the board of directors of another entity performing similar functions during fiscal 1998.


                        REPORT ON EXECUTIVE COMPENSATION

     This Report of the Compensation Committee is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

     Final decisions regarding executive compensation and stock option grants to executives are made by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is composed of two independent non-employee directors, neither of whom have any interlocking relationships as defined by the Securities and Exchange Commission. Although Mr. Lin and Mr. Willcox attended the meetings of the Committee during fiscal 1998, they did not participate in deliberations that related to their own compensation. Mr. Williams and Mr. Hagedorn currently attend the meetings of the Committee. They do not participate in deliberations that relate to their own compensation.

General Compensation Policy

     The Committee acts on behalf of the Board to establish the general compensation policy of the Company for all employees of the Company. The Committee typically reviews base salary levels and target bonuses for the Chief Executive Officer ("CEO"), other executive officers and certain other employees of the Company at or about the beginning of each fiscal year. The Committee administers the Company's incentive and equity plans, including the 1992 Stock Option Plan, the 1994 Stock Option Plan, the Management Incentive Plan (the "Incentive Plan"), the Profit Sharing Plan and the 1995 Employee Stock Purchase Plan. The Company no longer grants options under the 1992 Stock Option Plan.

     The Committee's philosophy in compensating executive officers, including the CEO, is to relate compensation directly to corporate performance. Thus, the Company's compensation policy, which applies to executive officers and other key employees of the Company, relates a portion of each individual's total compensation to the Company profit objectives and individual objectives set forth at the beginning of the Company's fiscal year. Consistent with this policy, a designated portion of the compensation of the executive officers of the Company is contingent on corporate performance and, in the case of certain executive officers, is also based on the individual officer's performance as measured against individual objectives established under the Incentive Plan, as determined by the Committee in its discretion. Long-term equity incentives for executive officers are effected through the granting of stock options under the 1994 Stock Option Plan. Stock options have value for the executive only if the price of the Company's stock increases above the fair market value on the grant date and the executive remains in the Company's employ for the period required for the shares to vest.

     The base salaries, incentive compensation and stock option grants of the executive officers are determined in part by the Committee reviewing data on prevailing compensation practices in technology companies with whom the Company competes for executive talent and by their evaluating such information in connection with the Company's corporate goals. To this end, the Committee attempts to compare the compensation of the Company's executive officers with the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation. In addition to their base salaries, the Company's executive officers, including the CEO, are each eligible to receive cash bonuses under the Incentive Plan and to participate in the 1994 Stock Option Plan.

     In preparing the performance graph for this Proxy Statement, the Company used the H&Q Technology Index ("H&Q Index") as its published line of business index as the Company believes that the H&Q Index is a good indicator of stock price performance with respect to the Company's industry. The Company further believes that the data reviewed on prevailing compensation practices of comparable companies, which include certain companies on the H&Q Index, is a good benchmark with respect to executive compensation practices in the Company's industry.

Fiscal 1998 Executive Compensation

     Base  Compensation.   The  Committee  reviewed  the   recommendations   and
performance and market data outlined above and established a base salary level to be effective July 1, 1997 for each executive officer, including the CEO.

     Incentive Compensation. Under the Incentive Plan, cash bonuses are awarded to the extent that an executive officer achieved predetermined individual objectives and the Company met predetermined profit objectives set by the Board at the beginning of the year. The CEO's subjective judgment of executives' performance (other than his own) is taken into account in determining whether those objectives have been satisfied. Cash bonuses to individuals are limited to twice the amount of the relevant individual's target cash bonus. Performance is measured at the end of the first half and the second half of the fiscal year. For fiscal 1998, the bases of incentive compensation were Company operating profits, which represented between 30% to 100% of an individual's target incentive compensation, with the balance, if any, based on individual objectives, depending on the individual executive. The targets and actual bonus payments are determined by the Committee, in its discretion. Bonuses were paid to the Company's officers for both halves of fiscal 1998 as corporate operating profit objectives were attained.

     Stock Options. Stock options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities, to provide greater incentives to continue their employment with the Company, to strive to increase the value of the Company's Common Stock and, occasionally, to achieve equity within a peer group. The Committee may, however, grant additional stock options to executives for other reasons. The number of shares subject to each stock option granted is within the discretion of the Committee and is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group and the total number of other options, and estimated value of such options, that remain unvested at the time of the grant. The stock options generally become exercisable over a four-year period with initial grants vesting 25% after the first year and monthly thereafter. Subsequent grants generally vest monthly over a 48 month period beginning one month from the date of the grant. Stock options are generally granted at a price that is equal to the fair market value of the Company's Common Stock on the date of grant. All options granted to date have been granted pursuant to the above guidelines.

     In early  fiscal  1998,  the  Company  granted  stock  options  to  certain executive officers largely as a reward to such officers for successfully establishing a recovery program for the Company after its disappointing results in the third quarter of fiscal 1997. The Committee considered the factors described above, as well as the number of options then held by such executive officers that remained unvested, in determining the number of options granted. In late fiscal 1998, the Company granted stock options to certain executive officers based largely upon targeted stock option grants for the satisfaction of fiscal 1998 objectives and concerns associated with the need to provide adequate stock incentives to its executive officers given the increasingly competitive employment market in the telecommunications industry, particularly in Silicon Valley. The Committee considered the factors described above, as well as the number of options and the estimated value of such options that remained unvested at that time, in determining the targeted number of options to grant, and the actual number of options granted, to executive officers upon achievement of corporate and individual performance objectives for fiscal 1998. In addition, the Company granted options during fiscal 1998 to Peter Hauser in connection with his commencement of employment with the Company and to Tony Flores and Al Fyffe in connection with changes in responsibilities and promotions that occurred during the fiscal year.

     Company Performance and CEO Compensation. Mr. Lin's base salary was not increased for fiscal 1998. The decision not to increase Mr. Lin's salary for fiscal 1998 was due largely to the fact that the Company's revenues for fiscal 1997 had not grown to the full extent expected at the beginnng of fiscal 1997 and, therefore, his fiscal 1997 salary continued to be in line with market data evaluated by the Company for salaries of chief executive officers of companies with revenues of the size expected for the Company during fiscal 1998. Based upon the criteria set forth for fiscal 1998 under the discussion of Incentive Compensation above, the Committee awarded Mr. Lin incentive compensation of $160,000 for fiscal 1998. Mr. Lin's incentive compensation was based upon attaining corporate operating profit objectives for both the first and second halves of the 1998 fiscal year. The Committee reviewed the compensation practices of comparable companies as described above in making these awards to Mr. Lin.

     The Committee also granted Mr. Lin options to purchase 60,000 shares of Common Stock in October 1997 largely as a reward for successfully establishing a recovery program for the Company after its disappointing results in the third quarter of fiscal 1997, as described above, and 160,000 shares of Common Stock in June 1998 in connection in large part with the satisfaction of fiscal 1998 objectives and to ensure that there existed adequate stock incentives for Mr. Lin given the increasingly competitive employment market, as described above.

     Compliance with Section 162(m) of the Internal Revenue Code of 1986. The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 for fiscal 1999. The 1994 Plan is already in compliance with Section 162(m) by limiting stock awards to named executive officers. The Company does not expect cash compensation for any individual executive officer in fiscal 1999 to be in excess of $1,000,000 or consequently affected by the requirements of Section 162(m).

/s/ Gary J. Morgenthaler
/s/ Lip-Bu Tan
                                                   COMPENSATION COMMITTEE
                                                   Gary J. Morgenthaler
                                                   Lip-Bu Tan

                         COMPANY STOCK PRICE PERFORMANCE

     The stock price performance graph below is required by the Securities and Exchange Commission ("SEC") and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

     The graph below compares the cumulative total stockholder return on the Common Stock of the Company on the effective date of the Company's Registration Statement with respect to the Company's initial public offering (April 5, 1995) to June 30, 1995, June 28, 1996, June 27, 1997 and June 26, 1998 with the cumulative total return on the Nasdaq Stock Market and the Hambrecht & Quist Technology Index (assuming the investment of $100 in the Company's Common Stock and in each of the indexes on the date of the Company's initial public offering, reinvestment of all dividends and adjustment for the 100% stock dividend effected by the Company in December 1995).

                                       [OBJECT OMITTED]


                Premisys Communications, Inc.    Nasdaq Stock Market - US Index         H&Q Technology Index
                Market Price  Investment Value    Index        Investment Value      Index      Investment Value
                ------------  ----------------   --------      ----------------     -------    -----------------
4/5/95            $ 8.00           $100.00       261.644           $100.00           569.95         $100.00
6/30/95           $32.28           $403.52       299.244           $114.37           696.94         $122.28
6/28/96           $61.00           $762.50       391.360           $149.58           826.80         $145.06
6/27/97           $15.75           $196.88       462.031           $182.00         1,141.24         $200.23
6/26/98           $26.00           $310.94       627.266           $239.74         1,151.43         $265.19

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since July 1, 1997, there has not been, nor is there currently proposed, any transaction or series of transactions to which the Company (or any of its predecessor corporations) was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, or holder of more than 5% of the Company's Common Stock had or will have a direct or indirect material interest other than normal compensation arrangements, which are described under "Executive Compensation" and "Director Compensation" above.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than July 4, 1999 in order to be included in the Company's Proxy Statement and form of proxy relating to the meeting. Stockholders wishing to bring a proposal before the 1999 Annual Meeting (but not include it in the Company's proxy materials) must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company by October 10, 1999.

     The Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended June 26, 1998 is available without charge by writing to or calling the Company's headquarters. Requests should be directed to the Company's Investor Relations Department at 48664 Milmont Drive, Fremont, California 94538.

                         COMPLIANCE UNDER SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC and the Nasdaq National Market. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met.

                                 OTHER BUSINESS

     The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                          PREMISYS COMMUNICATIONS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                December 9, 1998

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
                                    COMPANY.

The undersigned hereby appoints Nicholas J. Williams and John J. Hagedorn, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock, no par value, of Premisys Communications, Inc. (the "Company"), held of record by the undersigned on October 12, 1998, at the Annual Meeting of Stockholders of the Company to be held at 48664 Milmont Drive, Fremont, California 94538, on Wednesday, December 9, 1998, at 1:00 p.m. Pacific Standard Time, and at any adjournments or postponements thereof.


1.      ELECTION OF DIRECTORS.

        [  ]    FOR all nominees listed       [  ]    WITHHOLDING AUTHORITY
                below (except as indicated            to vote for all nominees
                to the contrary below)                listed below

Nominees:      Boris J. Auerbuch, Edward A. Keible, Jr., Raymond C. Lin,
               Marino R. Polestra, Lip-Bu Tan and Nicholas J. Williams.

Instruction:   To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

               ------------------------------------------------------------


2. To approve the amendment of the premisys communications, inc. 1994 stock option plan

        [   ]  FOR           [   ]  AGAINST        [   ]  ABSTAIN

3. To ratify the selection of PRICEWATERHOUSECOOPERS LLP as the Company's independent accountants for the current fiscal year.

        [   ]  FOR           [   ]  AGAINST        [   ]  ABSTAIN

        The Board of Directors recommends that you vote FOR the election of all nominees listed in Proposal 1 and FOR Proposals 2 and 3.

(Continued and to be signed on reverse side)

(Continued from other side)

      THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL 1 and FOR PROPOSALS 2 and 3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.



                           -------------------------------------------
                                      (Print Stockholder(s) name)


                           -------------------------------------------
                           (Signature(s) of Stockholder or Authorized Signatory)


                           -------------------------------------------


                                            Dated:  __________, 1998


Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.


  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                                                                      Appendix A

                          PREMISYS COMMUNICATIONS, INC.

                             1994 STOCK OPTION PLAN

                          As Adopted November 16, 1994
                          As Amended September 13, 1995
                          As Amended September 18, 1997
                           As Amended October 13, 1997
         As Amended September 17, 1998 (subject to stockholder approval)

             1. PURPOSE. This 1994 Stock Option Plan (this "Plan") is established as a compensatory plan to attract, retain and provide equity incentives to selected persons to promote the financial success of Premisys Communications, Inc., a Delaware corporation, (the "Company"). Capitalized terms not previously defined herein are defined in Section 21 of this Plan.

             2. TYPES OF OPTIONS AND SHARES. Options granted under this Plan (the "Options") may be either (a) incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Revenue Code"), or (b) nonqualified stock options ("NQSOs"), as designated at the time of grant. The shares of stock that may be purchased upon exercise of Options granted under this Plan (the "Shares") are shares of the common stock of the Company $0.01 par value per share.

             3. NUMBER OF SHARES. The aggregate number of Shares that may be issued pursuant to Options granted under this Plan is 6,460,000.* Shares, subject to adjustment as provided in this Plan. If any Option expires or is terminated without being exercised in whole or in part, the unexercised or released Shares from such Options shall be available for future grant and purchase under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

             4. ELIGIBILITY. Options may be granted to employees, officers, directors, consultants and advisers (provided such consultants and advisers render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction) of the Company or any Parent, Subsidiary or Affiliate of the Company. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or a Parent or Subsidiary of the Company. The Committee (as defined in Section 16) in its sole discretion shall select the recipients of Options ("Optionees"). An Optionee may be granted more than one Option under this Plan. No Optionee shall be eligible to receive more than 1,000,000** Shares at any time during the term of this Plan pursuant to the grant of Options hereunder. The Company may also, from time to time, assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an Option under this Plan in replacement of the option assumed by the Company, or (ii) treating the assumed option as if it had been granted under this Plan if the terms of such assumed option could be applied to an Option granted under this Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other company had applied the rules of this Plan to such grant.
---------------------------
     * On March 13, 1995 a one-for-four reverse split of the Company's outstanding Common Stock (the "Reverse Split") was effected, reducing the number of shares reserved for issuance under the Plan to 1,000,000. On September 13, 1995, the Board approved an increase in the number of shares reserved for issuance under the Plan to 2,000,000, which increase was later approved by the Company's stockholders. On December 12, 1995, a two-for-one stock split in the form of a 100% stock dividend was paid to the Company's stockholders of record as of November 22, 1995, increasing the number of shares reserved for issuance under the Plan to 4,000,000. On September 18, 1997, the Board approved an increase in the number of shares reserved for issuance under the Plan to 5,200,000, which increase was later approved by the Company's stockholders. On September 17, 1998, the Board approved an increase in the number of shares reserved for issuance under the Plan to 6,460,000, subject to approval of the Company's stockholders.

** Due to the one-for-four Reverse Split and the 100% Stock Dividend, the number of shares an Optionee shall be eligible to receive is no more than 1,000,000.

             5. TERMS AND CONDITIONS OF OPTIONS. The Committee shall determine whether each Option is to be an ISO or an NQSO, the number of Shares subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

       (a) Form of Option Grant. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant (the "Grant") in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

       (b) Date of Grant. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee. The Grant representing the Option will be delivered to each Optionee with a copy of this Plan within a reasonable time after the granting of the Option.

       (c) Exercise Price. The exercise price of an NQSO shall be not less than 85% of the Fair Market Value of the Shares on the date the Option is granted. The exercise price of an ISO shall be not less than 100% of the Fair Market Value of the Shares on the date the Option is granted. The exercise price of any Option granted to a person owning more than l0% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("Ten Percent Stockholder") shall not be less than 110% of the Fair Market Value of the Shares on the date the Option is granted. Notwithstanding any section of this Plan, the exercise price of an Option shall not be less than the par value of the Shares.

       (d) Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Grant; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, and provided further that no Option granted to a Ten Percent Stockholder shall be exercisable after the expiration of five (5) years from the date the Option is granted. The Committee also may provide for the exercise of Options to become exercisable at one time or from time to time, periodically or otherwise, in such number or percentage as the Committee determines.

       (e) Limitations on ISOs. The aggregate Fair Market Value (determined as of the time an Option is granted) of stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000. If the Fair Market Value of Shares with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in such year shall be ISOs and the Options for the amount in excess of $100,000 that becomes exercisable in that year shall be NQSOs. In the event that the Revenue Code or the regulations promulgated thereunder are amended after the effective date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

       (f) Options Non-Transferable. Options granted under this Plan, and any interest therein, shall not be transferable or assignable by Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, or as consistent with the specific Plan and Grant provisions relating thereto. During the lifetime of the Optionee an Option shall be exercisable only by Optionee and any elections with respect to an Option, may be made only by the Optionee.

       (g) Assumed Options. In the event the Company assumes an option granted by another company, the terms and conditions of such option shall remain unchanged (except the exercise price and the number and nature of shares issuable upon exercise, which will be adjusted appropriately pursuant to Section 424(c) of the Revenue Code). In the event the Company elects to grant a new option rather than assuming an existing option (as specified in Section 4), such new option need not be granted at Fair Market Value on the date of grant and may instead be granted with a similarly adjusted exercise price.

             6.      EXERCISE OF OPTIONS.

       (a) Notice. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Optionee), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Optionee's investment intent and access to information, if any, as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

       (b) Payment. Payment for the Shares may be made in cash (by check) or, where approved by the Committee in its sole discretion at the time of grant and where permitted by law: (i) by cancellation of indebtedness of the Company to the Optionee; (ii) by surrender of shares of common stock of the Company having a Fair Market Value equal to the applicable exercise price of the Options, that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of the Securities and Exchange Commission ("SEC") Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares), or were obtained by Optionee in the open public market; (iii) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Revenue Code; provided, however, that Optionees who are not employees of the Company shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided, further, that the portion of the Purchase Price equal to the par value of the Shares must be paid in cash; (iv) by waiver of compensation due or accrued to Optionee for services rendered; (v) provided that a public market for the Company's stock exists, through a "same day sale" commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (vi) provided that a public market for the Company's stock exists, through a "margin" commitment from Optionee and an NASD Dealer whereby Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (vii) by any combination of the foregoing. Optionees who are not employees or directors of the Company shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares.

       (c) Withholding Taxes. Prior to issuance of the Shares upon exercise of an Option, Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable. Where approved by the Committee in its sole discretion, Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares exercised. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined in accordance with Section 83 of the Revenue Code (the "Tax Date"). All elections by Optionees to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee.

       (d)    Limitations on Exercise.   Notwithstanding  the  exercise  periods
set forth in the Grant, exercise of an Option shall always be subject to the following:

              (i) If Optionee is Terminated for any reason except death or permanent, partial or total disability, as determined by the Committee ("Disability"), Optionee may exercise such Optionee's Options to the extent (and only to the extent) that such Options would have been exercisable upon the Termination Date, within three (3) months after the Termination Date (or such shorter time period as may be specified in the Grant), but in any event no later than the expiration date of the Options.

              (ii) If Optionee is Terminated because of the death of Optionee or Disability of Optionee (or the Optionee dies within three (3) months of such Termination), then Optionee's Options may be exercised to the extent (and only to the extent) that such Options would have been exercisable by Optionee on the Termination Date, by Optionee (or Optionee's legal representative) within twelve
(12) months after the Termination Date (or such shorter time period as may be specified in the Grant), but in any event no later than the expiration date of the Options; provided, however, that in the event of Termination due to Disability other than as defined in Section 22(e)(3) of the Revenue Code, any ISO, or portion thereof, that remains exercisable after three (3) months after the Termination Date shall be deemed an NQSO.

              (iii) The Committee shall have discretion to determine whether Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated.

              (iv) In the case of an Optionee who is a director, independent consultant, contractor or adviser, the Committee will have the discretion to determine whether Optionee is "employed by the Company or any Parent, Subsidiary or Affiliate of the Company" pursuant to the foregoing Sections.

              (v) The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Optionee from exercising the full number of Shares as to which the Option is then exercisable.

              (vi) An Option shall not be exercisable unless such exercise is in compliance with the Securities Act of 1933, as amended (the "Securities Act"), all applicable state securities laws and the requirements of any stock exchange or national market system upon which the Shares may then be listed, as they are in effect on the date of grant or on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or national market system, and the Company shall have no liability for any inability or failure to do so.

             7. CERTIFICATES. All certificates for Shares or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed.

             8. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Grant a right to repurchase a portion of or all Shares that are not "vested" (as defined in the Grant) held by an Optionee following such Optionee's Termination at any time within ninety (90) days after the later of Optionee's Termination Date and the date Optionee purchases Shares under the Plan, for cash or cancellation of purchase money indebtedness, at the Optionee's original purchase price.

             9. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on an Optionee's Shares, the Committee may require the Optionee to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Optionee who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under the Plan shall be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Optionee's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company shall have full recourse against the Optionee under the promissory note notwithstanding any pledge of the Optionee's Shares or other collateral. In connection with any pledge of the Shares, Optionee shall be required to execute and deliver a written pledge agreement in such form as the Committee shall from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a prorata basis as the promissory note is paid.

             10. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. The Committee shall have the power to modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of Optionee, impair any rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with
Section 424(h) of the Revenue Code. The Committee shall have the power to reduce the exercise price of outstanding Options without the consent of Optionees by a written notice to the Optionees affected; provided, however, that the exercise price per Share may not be reduced below the minimum exercise price that would be permitted under Section 5(c) of this Plan for Options granted on the date the action is taken to reduce the exercise price.

             11. PRIVILEGES OF STOCK OWNERSHIP. No Optionee shall have any of the rights of a stockholder with respect to any Shares subject to an Option until such Option is properly exercised. After Shares are issued to the Optionee, the Optionee shall be a stockholder and have all the rights of a stockholder with respect to such Shares, including the rights to vote and receive all dividends made or paid with respect to such Shares; provided, that the Optionee shall have no right to retain such stock dividends on stock distributions with respect to Shares that are repurchased at the Optionee's original Purchase Price pursuant to Section 8. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date of exercise, except as provided in this Plan. The Company shall provide to each Optionee a copy of the annual financial statements of the Company at such time after the close of each fiscal year of the Company as such statements are released by the Company to its common stockholders generally.

             12. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee's employment or other relationship at any time, with or without cause.

             13. ADJUSTMENT OF OPTION SHARES. In the event that the number of outstanding shares of common stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, or if a substantial portion of the assets of the Company are distributed, without consideration in a spin-off or similar transaction, to the stockholders of the Company, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per Share of such Options shall be proportionately adjusted, subject to any required action by the Board of Directors of the Company (the "Board") or stockholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share shall not be issued upon exercise of any Option and any fractions of a Share that would have resulted shall either be cashed out at Fair Market Value or the number of Shares issuable under the Option shall be rounded up to the nearest whole number, as determined by the Committee; and provided further that the exercise price may not be decreased to below the par value for the Shares.

             14.     ASSUMPTION OF OPTIONS BY SUCCESSORS.

       (a) In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly owned subsidiary, a reincorporation, or other transaction in which there is no substantial change in the stockholders of the corporation and the Options granted under this Plan are assumed by the successor corporation, which assumption shall be binding on all Optionees), (ii) a dissolution or liquidation of the Company, (iii) the sale of substantially all of the assets of the Company, or (iv) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Revenue Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition of all or substantially all of the outstanding shares of the Company), any or all outstanding Options may be assumed by the successor corporation, which assumption shall be binding on all Optionees. In the alternative, the successor corporation may substitute an equivalent option or provide substantially similar consideration to Optionees as was provided to stockholders (after taking into account the existing provisions of Optionee's options, such as the exercise price and the vesting schedule). The successor corporation may also issue, in place of outstanding shares of the Company held by Optionee as a result of the exercise of an Option that is subject to repurchase, substantially similar shares or other property subject to similar repurchase restrictions no less favorable to Optionee.

       (b) In the event such successor corporation, if any, refuses to assume or substitute Options, as provided above, pursuant to a transaction described in Subsections 14(a)(ii), (iii) or (iv) above, or there is no successor corporation, and if the Company is ceasing to exist as a separate corporate entity, the Options shall, notwithstanding any contrary terms in the Grant, expire on a date at least twenty (20) days after the Board gives written notice to Optionees specifying the terms and conditions of such termination.

       (c) In the event such successor corporation refuses to assume or substitute Options, as provided above, pursuant to a transaction described in Subsection 14(a)(i) above, such Options shall expire on (and, if the Company has reserved to itself a right to repurchase Shares issued on exercise of Options at the original purchase price of such Shares, such right shall terminate on), the consummation of such transaction at such time and on such conditions as the Board shall determine.

       (d) Subject the foregoing provisions of this Section 14, in the event of the occurrence of any transaction described in Section 14(a), any outstanding Option shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction," provided that under no circumstances shall unvested options be accelerated.

             15. ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall become effective on the date that it is adopted by the Board. This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the effective date of the Plan, the Board may grant Options pursuant to this Plan; provided that, in the event that stockholder approval is not obtained within the time period provided herein, all Options granted hereunder shall terminate. No Option that is issued as a result of any increase in the number of shares authorized to be issued under this Plan shall be exercised prior to the time such increase has been approved by the stockholders of the Company and all such Options granted pursuant to such increase shall similarly terminate if such stockholder approval is not obtained.

             16. ADMINISTRATION. This Plan may be administered by the Board or a committee appointed by the Board (the "Committee"). As used in this Plan, references to the "Committee" shall mean either the committee appointed by the Board to administer this Plan or the Board if no committee has been established. If, at the time the Company registers under the Securities Exchange Act of 1934, as amended, two or more members of the Board are Outside Directors, the Committee shall be comprised of at least two members of the Board, all of whom are Outside Directors. The interpretation by the Committee of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option. The Committee may delegate to officers of the Company the authority to grant Options under this Plan to Optionees who are not Insiders of the Company.

             17. TERM OF PLAN. Options may be granted pursuant to this Plan from time to time within a period of ten (10) years from the date on which this Plan is adopted by the Board.

             18. AMENDMENT OR TERMINATION OF PLAN. The Committee may at any time terminate or amend this Plan in any respect including (but not limited to) amendment of any form of Grant, Exercise Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Committee shall not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval pursuant to the Revenue Code or the regulations promulgated thereunder as such provisions apply to ISO plans.

             19. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

             20. GOVERNING LAW. The Plan and all agreements, documents and instruments entered into pursuant to the Plan shall be governed by and construed in accordance with the internal laws of the State of California, excluding that body of law pertaining to conflict of laws.

             21. CERTAIN DEFINITIONS. As used in this Plan, the following terms shall have the following meanings:

       (a) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

       (b) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

       (c) "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

       (d) "Fair Market Value" shall mean the fair market value of the Shares as determined by the Committee from time to time in good faith. If a public market exists for the Shares, the Fair Market Value shall be the average of the last reported bid and asked prices for common stock of the Company on the last trading day prior to the date of determination (or the average closing price over the number of consecutive working days preceding the date of determination as the Committee shall deem appropriate) or, in the event the common stock of the Company is listed on a stock exchange or on the Nasdaq National Market, the Fair Market Value shall be the closing price on such exchange or quotation system on the last trading day prior to the date of determination (or the average closing price over the number of consecutive working days preceding the date of determination as the Committee shall deem appropriate).

             (e)     "Outside  Director"  shall  mean  any  director  who is not
(i) a current employee of the Company or any Parent, Subsidiary or Affiliate of the Company, (ii) a former employee of the Company or any Parent, Subsidiary or Affiliate of the Company who is receiving compensation for prior services (other than benefits under a tax-qualified pension plan), (iii) a current or former officer of the Company or any Parent, Subsidiary or Affiliate of the Company or
(iv) currently receiving compensation for personal services in any capacity, other than as a director, from the Company or any Parent, Subsidiary or Affiliate of the Company; provided, however, that at such time as the term "Outside Director", as used in Section 162(m) of the Revenue Code, is defined in regulations promulgated under Section 162(m), "Outside Director" shall have the meaning set forth in such regulations, as amended from time to time and as interpreted by the Internal Revenue Service.

             (f) "Termination" or "Terminated" shall mean, for purposes of the Plan with respect to an Optionee, that the Optionee ceased to provide services as an employee, officer, director, consultant, independent contractor or adviser to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee shall have the sole discretion to determine whether an Optionee has ceased to provide services and the effective date on which the Optionee ceased to provide services (the "Termination Date").




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